Exhibit 99.1

Eagle Bancorp Announces Second Quarter Earnings and Declares Quarterly Cash Dividend

    HELENA, Mont.--(BUSINESS WIRE)--Jan. 15, 2004--Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $580,000, or $0.49 per share, for the three months ended December 31, 2003, and declared a cash dividend of $0.16 per share. These earnings represent an increase of 7.0% compared to $542,000 for the quarter ended December 31, 2002. Earnings for the six month period ended December 31, 2003 were $1.35 million, or $1.14 per share ($1.13 per share diluted), an increase of $190,000, or 16.4%, compared to $1.16 million for the six month period ended December 31, 2002.
    Today, Eagle's Board of Directors declared a quarterly cash dividend of $0.16 per share for the second quarter of Eagle's fiscal year. The dividend is payable February 13, 2004 to shareholders of record at the close of business on January 30, 2004.
    The increase in net income for the second quarter was the result of an increase in net interest income of $30,000 and a decrease in noninterest expense of $15,000, offset by a decrease in noninterest income of $20,000. Eagle's tax provision was $13,000 lower in the current quarter. Eagle's annualized return on assets was 1.11% and its annualized return on equity was 9.68% for the quarter, compared with 1.12% and 9.59%, respectively, for the same quarter in 2002.
    Total interest and dividend income decreased $253,000 to $2.38 million for the quarter ended December 31, 2003 from $2.63 million for the quarter ended December 31, 2002. This was due to decreases in interest and fees on loans of $314,000 and interest on deposits with banks of $29,000, which was partially offset by an increase in interest on securities available-for-sale of $117,000. Total interest expense decreased $283,000 to $810,000 for the quarter ended December 31, 2003 from $1.09 million for the quarter ended December 31, 2002. Interest on deposits decreased $281,000 and interest on advances decreased $2,000.
    As mentioned earlier, earnings for the six month period ended December 31, 2003 were $1.35 million, or $1.14 per share ($1.13 per share diluted), an increase of $190,000, or 16.4%, compared to $1.16 million for the six month period ended December 31, 2002. The increase in net income for the period was the result of an increase in noninterest income of $693,000, offset by a decrease in net interest income of $252,000 and an increase in noninterest expense of $230,000. Noninterest income was up sharply, due primarily to the higher valuation of Eagle's mortgage servicing rights, which have increased $568,000 since June 30, 2003. Eagle's tax provision was $21,000 higher in the current period. Eagle's annualized return on assets was 1.32% and its annualized return on equity was 11.31%, compared with 1.22% and 10.41%, respectively, for the same six-month period in 2002.
    Total assets increased $4.3 million, or 2.1%, to $207.4 million at December 31, 2003 from $203.1 million at June 30, 2003. Investment securities available-for-sale increased $10.7 million, or 13.9%, to $87.6 million from $76.9 million. Mortgage loans held-for-sale decreased $5.8 million to $1.1 million from $6.9 million, while loans receivable decreased $1.3 million, or 1.4%, to $92.2 million from $93.5 million. Deposits increased $3.9 million, or 2.3%, to $172.3 million from $168.4 million. Total stockholders' equity increased $750,000, or 3.2%, to $24.2 million at December 31, 2003 from $23.5 million at June 30, 2003, as a result of the net income for the six-month period and the increase in the net unrealized loss on securities available-for-sale.

    American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle
Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 53% of Eagle Bancorp's common stock.

    Financial highlights for Eagle Bancorp follow.



                     EAGLE BANCORP AND SUBSIDIARY
                            (consolidated)

                                            December 31,     June 30,
                                                2003           2003
                                            (Unaudited)     (Audited)
ASSETS
Cash and due from banks                       3,576,516     2,966,202
Interest-bearing deposits with banks          6,797,420     7,263,841
Investment securities available-for-sale,
 at market value                             87,577,619    76,855,280
Investment securities held-to-maturity, at
 cost                                         1,812,842     2,280,736
Federal Home Loan Bank stock, at cost         1,730,100     1,686,300
Mortgage loans held-for-sale                  1,111,037     6,908,373
Loans receivable, net of deferred loan fee
 and allowance for loan losses               92,157,310    93,521,165
Accrued interest and dividends receivable     1,099,552       913,101
Mortgage servicing rights, net                1,889,566     1,291,614
Property and equipment, net                   6,476,691     6,392,625
Cash surrender value of life insurance        2,409,363     2,347,232
Real estate acquired in settlement of
 loans, net of allowance for losses                   0        70,010
Other assets                                    725,516       561,924
                                            ------------  ------------

              Total assets                  207,363,532   203,058,403
                                            ============  ============

LIABILITIES
Deposit accounts:
       Noninterest bearing                    8,183,388     7,868,012
       Interest bearing                     164,105,636   160,556,053
Advances from Federal Home Loan Bank          9,193,889     9,243,889
Accrued expenses and other liabilities        1,634,192     1,893,668
                                            ------------  ------------
              Total liabilities             183,117,105   179,561,622


EQUITY
Preferred stock (no par value, 1,000,000
 shares authorized, none issued or outstanding)
Common stock (par value $0.01 per share;
 10,000,000 shares authorized; 1,223,572
  shares issued; 1,209,772 outstanding at
   December 31, 2003 and June 30, 2003)          12,236        12,236
Additional paid-in capital                    4,008,250     3,954,432
Unallocated common stock held by employee
 stock ownership plan ("ESOP")                 (220,848)     (239,248)
Treasury stock, at cost (13,800 shares at
 December 31, 2003 and June 30, 2003)          (188,715)     (188,715)
Retained earnings                            20,702,355    19,532,409
Accumulated other comprehensive (loss)
 income                                         (66,851)      425,667
                                            ------------  ------------
              Total equity                   24,246,427    23,496,781

              Total liabilities and
               equity                       207,363,532   203,058,403
                                            ============  ============


                     EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income

                         Three Months Ended       Six Months Ended
                            December 31,            December 31,
                       ----------------------- -----------------------
                             2003        2002        2003        2002
                        ----------  ----------  ----------  ----------
Interest and Dividend
 Income:
Interest and fees on
 loans                 $1,612,587  $1,926,959  $3,285,876  $3,997,538
Interest on deposits
 with banks                11,028      40,418      29,427      73,064
FHLB Stock dividends       21,533      27,394      43,847      51,382
Securities available-
 for-sale                 706,460     589,594   1,266,827   1,198,112
Securities held-to-
 maturity                  23,628      44,016      49,606      93,335
                        ----------  ----------  ----------  ----------
     Total interest and
      dividend income   2,375,236   2,628,381   4,675,583   5,413,431
                        ----------  ----------  ----------  ----------

Interest Expense:
Deposits                  665,152     946,296   1,441,922   1,924,323
FHLB Advances             145,085     146,661     290,494     293,742
                        ----------  ----------  ----------  ----------
     Total interest
      expense             810,237   1,092,957   1,732,416   2,218,065
                        ----------  ----------  ----------  ----------

Net Interest Income     1,564,999   1,535,424   2,943,167   3,195,366
Loan loss provision             0           0           0           0
                        ----------  ----------  ----------  ----------
Net interest income
 after loan loss
 provision              1,564,999   1,535,424   2,943,167   3,195,366
                        ----------  ----------  ----------  ----------

Noninterest income:
Net gain on sale of
 loans                    217,562     497,060     806,543     806,223
Demand deposit service
 charges                  164,820     125,299     326,136     254,158
Mortgage loan servicing
 fees                     337,436     104,851     833,132     200,923
Net gain on sale of
 available-for-sale
  securities               (8,609)          0       1,302           0
Other                      88,375      92,235     180,272     193,156
                        ----------  ----------  ----------  ----------
     Total noninterest
      income              799,584     819,445   2,147,385   1,454,460
                        ----------  ----------  ----------  ----------

Noninterest expense:
Salaries and employee
 benefits                 816,840     721,976   1,536,845   1,445,200
Occupancy expenses        112,342     117,688     232,627     247,630
Furniture and equipment
 depreciation              60,731      53,074     121,837     106,371
In-house computer
 expense                   56,469      65,131     116,052     119,968
Advertising expense        29,207      49,482      74,227      82,777
Amortization of mtg
 servicing fees           122,673     216,702     387,808     314,529
Federal insurance
 premiums                   6,316       6,359      12,794      12,635
Postage                    28,554      28,732      59,399      56,894
Legal,accounting, and
 examination fees          43,701      40,076      71,943      66,792
Consulting fees             3,780      15,190      11,340      21,070
ATM processing             12,920      11,314      26,697      22,903
Other                     232,183     215,041     472,914     397,752
                        ----------  ----------  ----------  ----------
     Total noninterest
      expense           1,525,716   1,540,765   3,124,483   2,894,521
                        ----------  ----------  ----------  ----------

Income before provision
 for income taxes         838,867     814,104   1,966,069   1,755,305
                        ----------  ----------  ----------  ----------

Provision for income
 taxes                    258,667     271,730     616,514     595,550
                        ----------  ----------  ----------  ----------

Net income             $  580,200  $  542,374  $1,349,555  $1,159,755
                        ==========  ==========  ==========  ==========

Basic earnings per
 share                 $     0.49  $     0.46  $     1.14  $     0.99
                        ==========  ==========  ==========  ==========

Diluted earnings per
 share                 $     0.49  $     0.46  $     1.13  $     0.97
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding (basic
 eps)                   1,181,412   1,172,551   1,180,835   1,172,796
                        ==========  ==========  ==========  ==========

Weighted average shares
 outstanding (diluted
 eps)                   1,195,212   1,190,612   1,194,635   1,190,035
                        ==========  ==========  ==========  ==========


    CONTACT: Eagle Bancorp
             Larry A. Dreyer, 406-457-4012
             or
             Peter J. Johnson, 406-457-4006